UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2013

PMC COMMERCIAL TRUST

(Exact name of registrant as specified in its charter)

TEXAS	1-13610	75-6446078
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2013, Western Financial Capital Corporation (“WFCC”) and PMC Investment Corporation (“PMIC”), Small Business Investment Companies (“SBICs”) and wholly-owned subsidiaries of PMC Commercial Trust each issued $3 million of SBIC debentures. The debentures mature in 10 years and have semi-annual interest only payments until maturity. The debentures will be priced in March 2013 in accordance with Small Business Administration (“SBA”) rules and procedures. In addition, up-front fees of 3.425% were paid to the SBA. These debentures represent the final draw down from the original $15 million commitment from the SBA received in June 2011.

Funds of WFCC and PMIC are restricted and may only be used to fund the obligations of WFCC and PMIC, respectively. We are currently marketing to eligible small businesses to originate SBIC loans.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above related to the debenture is incorporated in this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 6, 2013

PMC COMMERCIAL TRUST

By:	/s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer